Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On Assignment, Inc., (“On Assignment”), entered into a Stock Purchase Agreement, dated as of December 20, 2006 (the “Agreement”), by and among On Assignment, VSS Holding, Inc., a Nevada corporation (“VSS”) and parent company of Vista Staffing Solutions, Inc. (“Vista”), the stockholders of VSS who own all of the issued and outstanding capital stock of VSS, and the option holders of VSS who own all of the outstanding company stock options of VSS (the “Acquisition”).  The Acquisition was completed on January 3, 2007.  According to the terms of the Agreement, the purchase price paid by On Assignment was $41.1 million in cash and the stockholders of VSS have the opportunity to achieve an earn-out of up to $8.0 million based on VSS’ 2007 and 2008 performance.  As a result of the Acquisition, VSS became a wholly-owned subsidiary of On Assignment.

The Acquisition will be accounted for using the purchase method of accounting. The carrying values of VSS’ assets and liabilities were changed to reflect the fair value of the assets and liabilities as of the acquisition date.

The acquisition price was comprised of the following:

Purchase price	$41,141,000

Transaction costs	570,000
$41,711,000

The preliminary purchase price allocation is as follows:

Acquisition price	$41,711,000
Less: net assets acquired	8,022,000
Goodwill	$33,689,000

The  following unaudited pro forma  combined  balance sheet gives effect to the Acquisition as if it had occurred as of December 31, 2006.  The unaudited pro forma combined statements of income for the year ended December 31, 2006 assume the Acquisition took place as of January 1, 2006.

The pro forma  information has been prepared for comparative  purposes only, and does not purport to be indicative of On Assignment’s results of operations that would have actually  occurred had the transaction  been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined  financial  statements  should be read in conjunction  with On Assignment’s historical financial statements and related notes.

The pro forma adjustments are based on On Assignment management’s preliminary estimates of the value of the fixed assets and intangible assets acquired, lease obligations and the related  income  tax  impact  of the  purchase  accounting  adjustments.  Actual adjustments  may differ  materially  from those presented in these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

As of December 31, 2006

	On Assignment, Inc.	VSS Holding, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$105,483,000	$293,000	$(41,300,000	)(a)	$64,476,000
Restricted cash	4,678,000	—	—		4,678,000
Accounts receivable - net	39,107,000	9,505,000	(684,000	)(b)	47,928,000
Prepaid expenses and other current assets	3,014,000	1,115,000	—		4,129,000
Income tax receivable	19,000	—	—		19,000
Deferred income taxes	3,624,000	2,511,000	—		6,135,000

Property, plant and equipment, net	9,116,000	1,922,000	—		11,038,000
Goodwill	17,109,000	—	32,459,000	(c)	49,568,000
Identifiable intangible assets, net	667,000	—	8,040,000	(d)	8,707,000
Deferred income taxes, long-term	865,000	—	—		865,000
Other assets	3,313,000	58,000	(570,000	)(e)	2,801,000

Total Assets	$186,995,000	$15,404,000	$(2,055,000)		$200,344,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,867,000	$617,000	$(71,000	)(f)	$3,413,000
Line of credit	—	3,198,000	(3,198,000	)(g)	—
Accrued payroll	8,426,000	1,560,000	—		9,986,000
Deferred revenue	—	—	—		—
Deferred compensation	1,360,000	—	—		1,360,000
Deferred rent expense	94,000	—	—		94,000
Income taxes payable	876,000	—	—		876,000
Accrued self-insurance reserve	3,551,000	4,596,000	—		8,147,000
Other accrued expenses	3,250,000	2,992,000	(485,000	)(h)	5,757,000
Obligations under capital leases—current portion	—	144,000	—		144,000
Current portion of notes payable to related parties	—	251,000	(251,000	)(h)	—
Current portion of long-term debt	—	1,175,000	(676,000	)(g)	499,000
	20,424,000	14,533,000	(4,681,000)		30,276,000

Deferred tax liabilities	—	15,000	3,120,000	(i)	3,135,000
Deferred rent expense	627,000	1,181,000	(1,181,000	)(k)	627,000
Long-term debt, less current portion	—	292,000	(292,000	)(g)	—
Note payable to related parties, less current portion	—	749,000	(749,000	)(h)	—
Obligations under capital leases, less current portion	—	362,000	—		362,000
Total liabilities	21,051,000	17,132,000	(3,783,000)		34,400,000

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	367,000	—	—		367,000
Paid-in captial	199,355,000	2,757,000	(2,757,000	)(j)	199,355,000
Unallocated ESOP shares	—	(4,392,000)	4,392,000	(j)	—
Retained deficit	(11,860,000)	(93,000)	93,000	(j)	(11,860,000)
Accumulated other comprehensive income (loss)	1,562,000	—	—		1,562,000
	—	—	—		—
Less: Treasury shares at cost	23,480,000	—	—		23,480,000
Total stockholders’ equity	165,944,000	(1,728,000)	1,728,000		165,944,000

Total liabilities and stockholders’ equity	$186,995,000	$15,404,000	$(2,055,000)		$200,344,000

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

For the Year Ended December 31, 2006

	On Assignment, Inc.	VSS Holding, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$287,566,000	$61,047,000	$—		$348,613,000
Cost of services	209,725,000	43,010,000	—		252,735,000
Gross profit	77,841,000	18,037,000	—		95,878,000
Selling, general and administrative expenses	67,900,000	20,094,000	2,333,000	(a)	90,327,000
Operating income (loss)	9,941,000	(2,057,000)	(2,333,000)		5,551,000
Interest income	1,644,000	8,000	—		1,652,000
Interest expense	—	(533,000)	489,000	(b)	(44,000)
Other income (loss)	—	(11,000)	—		(11,000)
Income (loss) before income taxes	11,585,000	(2,593,000)	(1,844,000)		7,148,000
Provision (benefit) for income taxes	541,000	(488,000)	(905,000)	(a)	(852,000)
Net income (loss)	$11,044,000	$(2,105,000)	$(939,000)		$8,000,000

Basic earnings per share	$0.41				$0.29

Weighted average number of shares outstanding	27,155,000				27,155,000

Diluted earnings per share	$0.39				$0.29

Weighted average number of shares and dilutive shares outstanding	28,052,000				28,052,000

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1  Basis of Presentation

The unaudited pro forma combined balance sheet gives effect to the acquisition of VSS as if the acquisition had occurred as of December 31, 2006.  The unaudited pro forma combined statements of operations for the year ended December 31, 2006 assume the acquisition took place as of January 1, 2006.

Note 2  Pro forma Adjustments

Pro forma adjustments to combined balance sheets:

(a)            To record the purchase price of the acquisition and cash receipts and disbursements between January 1, 2007 and January 3, 2007 as follows:

Purchase price	$(41,141,000)
Cash receipts — January 1 - 3, 2007	684,000
Paydown of line of credit — January 1-3, 2007	(679,000)
Debt payment dated January 2, 2007	(93,000)
Payment of accounts payable — January 1-3, 2007	(71,000)
$(41,300,000)

(b)           To adjust the accounts receivable balance to reflect cash receipts collected between January 1, 2007 and January 3, 2007.

(c)            To record estimated goodwill. The pro forma adjustments are based on On Assignment management’s preliminary estimates of value of the intangible assets acquired and the related income tax impact of the purchase accounting adjustments.  Management is in the process of finalizing preliminary appraisals.  As such, actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

(d)           To record estimated intangible assets relating to trademarks and tradename ($5,000,000), customer relationships ($1,700,000), client contracts ($1,300,000) and covenant not to compete ($40,000).  The values are based on preliminary estimates and management is in the process of finalizing preliminary appraisals.  As such, actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

(e)            To reclassify acquisition related costs incurred by On Assignment that were included in the total purchase price.

(f)              To adjust the accounts payable balance to reflect cash payments made between January 1, 2007 and January 3, 2007.

(g)           To adjust the line of credit and long-term debt balances to reflect cash payments made between January 1, 2007 and January 3, 2007, and to eliminate debt that was not assumed by On Assignment as follows:

Line of Credit:
Cash payments made January 1-3, 2007	$(679,000)
Amount not assumed by On Assignment	(2,519,000)
$(3,198,000)
Long-term debt:
Debt payment dated January 2, 2007	$(93,000)
Amount not assumed by On Assignment	(875,000)
$(968,000)

(h)           To adjust accrued expenses and notes payable to related parties to eliminate obligations that were not assumed by On Assignment.

(i)               To record deferred income taxes at the combined 38.8% federal and state tax rate relating to the establishment of intangible assets (trademarks and tradename, customer relationships, client contracts and covenant not to compete).

(j)               To eliminate the historical stockholders’ equity of VSS, which was eliminated upon the completion of the Acquisition.

(k)            To eliminate deferred rent expense. On Assignment has not yet made a final determination as to the fair value of lease terms.

Pro forma adjustments to combined statements of operations:

(a)            To record the estimated straight-line amortization of the client contracts (1 year), covenant not to compete (3 years), the estimated accelerated depreciation of the customer relationships (6.5 years), and the estimated related income tax impact at the 38.8% federal and state tax rate.  The weighted average amortization period of the intangible assets is approximately 4 years.  If the intangible asset values were to increase or decrease by 20%, the pro forma amortization for the year ended December 31, 2006 would increase or decrease by approximately $467,000 (and the related income tax benefit would increase or decrease by approximately $181,000).

(b)           To remove historical interest expense relating to debt that was not assumed by On Assignment.